Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2012 RESULTS

— Company Reports Revenues of $176 Million, Excluding $8 Million from the Women’s Health Discontinued Operations —

— Includes First Full Quarter of Combined Operations after EUSA Pharma

Acquisition —

— Xyrem Net Sales Achieve Record $103 Million —

— 2012 Financial Guidance Updated to Reflect Sale of Women’s Health

Business —

DUBLIN, November 8, 2012 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the third quarter ended September 30, 2012. These results reflect the first full quarter of operations following completion of the EUSA Pharma acquisition in June. The company also reported the results of its women’s health business, which was sold in October, as discontinued operations.

“During the third quarter, we completed the integration of EUSA Pharma’s U.S. commercial business, and our R&D group is working to coordinate worldwide Erwinaze® and Asparec® development activities,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “I am very pleased that we have been able to complete two important acquisitions and a divestiture of our non-core women’s health business this year, while continuing to deliver solid results fueled by growing sales of key products.”

Third quarter 2012 adjusted income from continuing operations, which excluded contributions from the discontinued women’s health business, was $78.6 million, or $1.29 per diluted share. Adjusted income for the discontinued women’s health business was $3.0 million, or $0.05 per diluted share, for a total of $1.34 per share on a combined basis.

GAAP income from continuing operations for the third quarter of 2012 was $33.6 million, or $0.56 per diluted share, and GAAP loss from the discontinued women’s health business was $0.4 million, or $0.01 per diluted share. GAAP net income for the third quarter of 2012 was $33.2 million, or $0.55 per diluted share.

GAAP net income was impacted by various acquisition-related expenses, which included transaction, integration and restructuring expenses, as well as certain non-cash expenses. A reconciliation of certain GAAP to non-GAAP adjusted information is included with this press release.

Revenues and Product Sales

Total revenues for the quarter ended September 30, 2012 were $175.5 million, including net sales, royalties and contract revenues, but excluding the $8.1 million of net sales attributable to the divested women’s health business that were reported separately as discontinued operations.

A significant increase in total net sales for the third quarter of 2012 over the prior year third quarter resulted from the addition of net sales from the expanded product portfolio acquired in the Azur Pharma and EUSA Pharma transactions, as well as continued growth in net sales of Xyrem® (sodium oxybate) oral solution.

Net sales from continuing operations for the third quarter of 2012 included:

•

Xyrem: Net sales of Xyrem increased by 64% to $102.6 million for the third quarter of 2012, compared to net sales of $62.5 million in the third quarter of 2011. During the third quarter of 2012, the average number of active Xyrem patients was approximately 10,200.

•	Erwinaze/Erwinase: Worldwide net sales of Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi) were $31.7 million. Erwinaze was approved by the U.S. FDA in November 2011.

•	Prialt: Third quarter 2012 net sales of Prialt® (ziconotide) intrathecal infusion were $5.4 million, compared to $5.0 million in the prior year quarter on a pro forma basis.

•

Psychiatry Products: Net sales of the company’s psychiatry products, including once-daily Luvox CR® (fluvoxamine maleate), FazaClo® (clozapine, USP) HD and FazaClo LD, were $21.0 million for the third quarter of 2012. Net sales of these products in the prior year quarter were $19.7 million on a pro forma basis.

•	Other: Net sales of other products for the third quarter of 2012 were $13.4 million. These products include other non-promoted products acquired in the EUSA Pharma and Azur Pharma transactions.

Other Financial Highlights

•	Cost of product sales increased by $28.7 million compared to the third quarter of 2011 due to higher net sales and $10.3 million of purchase accounting inventory fair value step-up.

•

Selling, general and administrative expenses increased by $30.4 million compared to the prior year quarter, primarily due to increased headcount and related expenses from the addition of the Azur Pharma and EUSA Pharma businesses.

•	Intangible asset amortization for the third quarter of 2012 was $19.7 million, related primarily to the company’s expanded product portfolio.

•

Interest expense increased by $7.6 million compared to the third quarter of 2011 due to inclusion of a full quarter’s interest under the company’s term loan which had a balance of $462.3 million as of September 30, 2012.

Recent Transaction and Balance Sheet Update

On October 15, 2012, Jazz Pharmaceuticals completed the sale of its women’s health business to Meda for $97.6 million in cash, including $2.6 million for certain purchased inventory. Following this transaction, Jazz Pharmaceuticals has approximately $300 million in cash and cash equivalents.

2012 Financial Guidance

Jazz Pharmaceuticals is providing 2012 guidance for continuing operations which reflects the sale of its women’s health business and the treatment of that business as a discontinued operation.

2012 Guidance for Continuing Operations
Revenues	$575-585 million

Total Net Product Sales	$570-580 million
-Xyrem Net Sales	$375-380 million
-Erwinaze/Erwinase Net Sales (partial year)[1]	$65-69 million

Adjusted Gross Margin %[2]	88-91%

Adjusted Combined SG&A and R&D Expenses[3]	$200-205 million

GAAP Income from Continuing Operations	$140-151 million
Adjusted Net Income[4]	$280-286 million

GAAP Income from Continuing Operations Per Diluted Share	$2.34-$2.49
Adjusted Net Income Per Diluted Share[4]	$4.65-$4.75

1.	Expected sales from and after the completion of the EUSA acquisition on June 12, 2012.
2.	Excludes $17-18 million of purchase accounting inventory fair value step-up and $1 million of share-based compensation expense from estimated GAAP Gross Margin of 85-88%.
3.	Excludes $22-24 million of transaction, integration and restructuring costs, $22-23 million of share-based compensation expense, and $2 million related to a change in the fair value of contingent consideration from estimated GAAP Combined SG&A and R&D Expenses of $245-250 million.
4.	See “Non-GAAP Financial Measures” below. A reconciliation of GAAP to non-GAAP adjusted 2012 financial guidance is included with this press release.

Conference Call Details

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss 2012 third quarter results and 2012 guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 866-783-2137 in the U.S., or +1 857-350-1596 outside the U.S., and entering passcode 22418849.

An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing innovative products that address unmet medical needs. The company has a diverse portfolio of products in the areas of narcolepsy, oncology, pain and psychiatry. The company’s U.S. marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion, Luvox CR® (fluvoxamine maleate), FazaClo® (clozapine, USP) HD and FazaClo LD. Outside of the U.S., Jazz Pharmaceuticals also has a number of products marketed by its international division, EUSA Pharma.

Non-GAAP Financial Measures

To supplement Jazz Pharmaceuticals’ financial results and guidance presented on a GAAP basis, the company uses certain non-GAAP adjusted income and adjusted net income financial measures. The company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company during 2012. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on these non-GAAP measures. In addition, Jazz Pharmaceuticals believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period. Adjusted income and adjusted net income financial measures as used by Jazz Pharmaceuticals may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies. The adjusted income from continuing operations and adjusted net income measures used in this press release represent GAAP income from continuing operations excluding revenue related to upfront and milestone payments, amortization of intangible assets, share-based compensation expense, purchase accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, change in fair value of contingent consideration, loss on extinguishment of debt, other non-cash items, and the income tax effects of these adjustments and acquisition restructuring activities. The adjusted income from discontinued operations measures used in this press release represent GAAP loss from discontinued operations excluding amortization of intangible assets, share-based compensation expense and purchase accounting inventory fair value step-up adjustments.

This press release also includes, with respect to the company’s 2012 financial guidance, the non-GAAP financial measures “adjusted gross margin percentage” and “adjusted combined selling, general and administrative and research and development expenses”. As used in this press release, “adjusted gross margin percentage” and “adjusted combined selling, general and administrative and research and development expenses” exclude from GAAP gross margin percentage and GAAP combined selling, general and administrative and research and development expenses, respectively, as applicable, share-based compensation expense, purchase accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges and change in fair value of contingent consideration. The company believes that, similar to the presentation of adjusted net income and adjusted net income per diluted share, these non-GAAP financial measures are also helpful in understanding the company’s 2012 financial guidance, particularly in light of the effect of various acquisition and divestiture transactions effected by the company during 2012. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results and growth potential, including 2012 financial guidance, future product development and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition and changed or increased regulatory restrictions on Xyrem, as well as similar risks related to effectively commercializing the company’s other marketed products, including Erwinaze and Prialt; successfully integrating and growing Jazz Pharmaceuticals’ combined business operations after the Azur Pharma merger and EUSA Pharma acquisition, which may be more difficult, time-consuming or costly than expected, particularly in light of the company’s expanded international footprint; obtaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment; ongoing regulation and oversight by U.S. and foreign regulatory agencies; dependence on key customers and sole source suppliers; the company’s ability to protect intellectual property rights with respect to its products; the difficulty and uncertainty of pharmaceutical product development and the uncertainty of clinical success and regulatory approval; and potential restrictions on the company’s ability and flexibility to pursue future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and future filings and reports by the company, including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contacts

Ami Knoefler

Executive Director, Investor Relations &

Corporate Communications

Ireland	+ 353 1 638 1032
U.S.	+ 1 650-496-2947

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Product sales, net	$174,130	$72,216	$398,585	$185,583
Royalties and contract revenues	1,385	1,077	3,691	3,158

Total revenues	175,515	73,293	402,276	188,741
Operating expenses:
Cost of product sales	32,629	3,901	52,662	10,080
Selling, general and administrative	60,924	30,547	162,505	72,552
Research and development	6,920	3,279	13,200	10,356
Intangible asset amortization	19,742	1,862	43,444	5,586

Total operating expenses	120,215	39,589	271,811	98,574

Income from operations	55,300	33,704	130,465	90,167
Interest expense, net	(7,750)	(125)	(9,199)	(1,559)
Foreign exchange and other	(1,099)	—	(1,357)	—
Loss on extinguishment of debt	—	(1,097)	—	(1,097)

Income from continuing operations before provision for income tax expense	46,451	32,482	119,909	87,511
Provision for income tax expense	12,856	—	24,966	—

Income from continuing operations	33,595	32,482	94,943	87,511
Loss from discontinued operations	(386)	—	(6,908)	—

Net income	$33,209	$32,482	$88,035	$87,511

Basic income (loss) per share:
Income from continuing operations	$0.59	$0.77	$1.69	$2.12
Loss from discontinued operations	(0.01)	—	(0.12)	—

Net income	$0.58	$0.77	$1.57	$2.12

Diluted income (loss) per share:
Income from continuing operations	$0.56	$0.69	$1.59	$1.88
Loss from discontinued operations	(0.01)	—	(0.12)	—

Net income	$0.55	$0.69	$1.47	$1.88

Weighted-average ordinary shares used in per share computations:
Basic	57,703	42,028	56,198	41,206

Diluted	60,883	47,241	59,846	46,577

JAZZ PHARMACEUTICALS PLC

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Xyrem	$102,615	$62,547	$265,149	$161,503
Erwinaze/Erwinase (1)	31,652	—	37,660	—
Prialt (1)	5,413	—	20,491	—
Psychiatry:
Luvox CR	11,605	9,669	31,634	24,080
FazaClo LD (1)	6,370	—	17,905	—
FazaClo HD (1)	3,057	—	8,979	—
Other (1)	13,418	—	16,767	—

Total	$174,130	$72,216	$398,585	$185,583

(1)	Net sales for the three and nine months ended September 30, 2012 reported by Jazz Pharmaceuticals plc include net sales from the historic Azur Pharma business for the period from July 1, 2012 through September 30, 2012 and from January 18, 2012 through September 30, 2012, respectively, and net sales from the historic EUSA Pharma business for the period from July 1, 2012 through September 30, 2012 and from June 12, 2012 through September 30, 2012, respectively. Net sales from women’s health products are included in discontinued operations.

The following unaudited pro forma information represents the combined net product sales for the three and nine months ended September 30, 2012 and 2011, respectively, as if the merger with Azur Pharma, the acquisition of EUSA Pharma and disposition of the women’s health business had each been completed on January 1, 2011:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Xyrem	$102,615	$62,547	$265,149	$161,503
Erwinaze/Erwinase	31,652	9,638	97,447	25,686
Prialt	5,413	4,984	20,830	14,827
Psychiatry:
Luvox CR	11,605	9,669	31,634	24,080
FazaClo LD	6,370	7,713	18,138	22,015
FazaClo HD	3,057	2,322	9,109	5,538
Other	13,418	12,322	38,708	39,935

Total pro forma net sales	$174,130	$109,195	$481,015	$293,584

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$189,793	$82,076
Marketable securities	—	75,822
Accounts receivable	88,304	34,374
Inventories	30,300	3,909
Prepaid expenses	7,127	1,690
Other current assets	9,942	1,260
Assets held for sale	59,546	—

Total current assets	385,012	199,131
Property and equipment, net	6,671	1,557
Intangible assets, net	876,959	14,585
Goodwill	437,652	38,213
Other long-term assets	20,405	87

Total assets	$1,726,699	$253,573

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,535	$5,129
Accrued liabilities	123,632	34,783
Current portion of long-term debt	26,719	—
Purchased product rights liability	5,743	4,500
Liability under government settlement	—	7,320
Deferred revenue	1,943	1,138

Total current liabilities	178,572	52,870
Deferred revenue, non-current	7,129	7,915
Long-term debt, less current portion	435,631	—
Contingent consideration	36,200	—
Deferred tax liability	180,919	—
Other non-current liabilities	2,161	—
Total shareholders’ equity	886,087	192,788

Total liabilities and shareholders’ equity	$1,726,699	$253,573

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION

CERTAIN LINE ITEMS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2012				September 30, 2011
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Total revenues	$175,515	$—		$175,515	$73,293	$(285	) (g)	$73,008
Cost of product sales	32,629	(10,771	) (a)	21,858	3,901	(201	) (c)	3,700
Selling, general and administrative	60,924	(9,275	) (b)	51,649	30,547	(8,130	) (h)	22,417
Research and development	6,920	(681	) (c)	6,239	3,279	(838	) (c)	2,441
Intangible asset amortization	19,742	(19,742)		—	1,862	(1,862)		—
Interest expense, net	7,750	(1,261	) (d)	6,489	125	—		125
Loss on extinguishment of debt	—	—		—	1,097	(1,097)		—
Provision for income tax expense	12,856	(3,263	) (e)	9,593	—	—		—
Income from continuing operations	33,595	44,993		78,588	32,482	11,843		44,325
Income (loss) from discontinued operations	(386)	3,372	( f)	2,986	—	—		—

Diluted income (loss) per share:
Income from continuing operations	$0.56			$1.29	$0.69			$0.94
Income (loss) from discontinued operations	(0.01)			0.05	—			—
Total	0.55			1.34	0.69			0.94

(a)	Purchase accounting inventory fair value step-up of $10,336, share-based compensation expense of $344 and restructuring expense of $91.
(b)	Share-based compensation expense of $5,330, restructuring charges of $1,542, transaction and integration costs of $1,503, and change in fair value of contingent consideration of $900.
(c)	Share-based compensation expense.
(d)	Non-cash interest expense primarily associated with debt discount and debt issuance costs.
(e)	Tax related to acquisition restructuring of $9,529 partially offset by the tax effect of non-GAAP pre-tax adjustments of $6,266.
(f)	Intangible asset amortization of $2,009, purchase accounting inventory fair value step-up of $1,106 and share-based compensation expense of $257.
(g)	Revenue related to upfront and milestone payments.
(h)	Transaction and integration costs of $5,974 and share-based compensation expense of $2,156.

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION

CERTAIN LINE ITEMS

(In thousands, except per share amounts)

(Unaudited)

	Nine Months Ended
	September 30, 2012				September 30, 2011
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Total revenues	$402,276	$—		$402,276	$188,741	$(854	) (g)	$187,887
Cost of product sales	52,662	(15,766	) (a)	36,896	10,080	(430	) (c)	9,650
Selling, general and administrative	162,505	(32,848	) (b)	129,657	72,552	(12,960	) (h)	59,592
Research and development	13,200	(1,718	) (c)	11,482	10,356	(2,342	) (c)	8,014
Intangible asset amortization	43,444	(43,444)		—	5,586	(5,586)		—
Interest expense, net	9,199	(1,569	) (d)	7,630	1,559	(394	) (d)	1,165
Loss on extinguishment of debt	—	—		—	1,097	(1,097)		—
Provision for income tax expense	24,966	(6,160	) (e)	18,806	—	—		—
Income from continuing operations	94,943	101,505		196,448	87,511	21,955		109,466
Income (loss) from discontinued operations	(6,908)	11,185	(f)	4,277	—	—		—

Diluted income (loss) per share:
Income from continuing operations	$1.59			$3.28	$1.88			$2.35
Income (loss) from discontinued operations	(0.12)			0.07	—			—
Total	1.47			3.35	1.88			2.35

(a)	Purchase accounting inventory fair value step-up of $14,676, share-based compensation expense of $999 and restructuring expense of $91.
(b)	Transaction and integration costs of $17,692, share-based compensation expense of $11,967, restructuring charges of $2,089 and change in fair value of contingent consideration of $1,100.
(c)	Share-based compensation expense.
(d)	Non-cash interest expense primarily associated with debt discount and debt issuance costs.
(e)	Tax related to acquisition restructuring of $15,379 partially offset by the tax effect of non-GAAP pre-tax adjustments of $9,219.
(f)	Intangible asset amortization of $7,571, purchase accounting inventory fair value step-up of $3,146 and share-based compensation expense of $468.
(g)	Revenue related to upfront and milestone payments.
(h)	Share-based compensation expense of $6,986 and transaction and integration costs of $5,974.

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF DISCONTINUED OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012
Product sales, net	$8,086	$19,277

Loss from discontinued operations	$(386)	$(6,908)

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2012 FINANCIAL GUIDANCE

(In millions, except per share amounts)

GAAP income from continuing operations	$140 - 151
Intangible asset amortization	63
Share-based compensation expense	23-24
Purchase accounting inventory fair value step-up	17 - 18
Transaction, integration and restructuring costs	22 - 24
Change in fair value of contingent consideration	2
Other non-cash expense	3
Income tax adjustments	5-6

Adjusted net income	$280 - 286

GAAP income from continuing operations per diluted share	$2.34 - $2.49

Adjusted net income per diluted share	$4.65 - $4.75

Shares used in computing per diluted share amounts	60